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                                                                    EXHIBIT 10.3

                   INDEXED EXECUTIVE SALARY CONTINUATION PLAN

                                    AGREEMENT

      This Agreement, made and entered into this 28th day of March, 1995, by and between The Commercial Savings Bank, a Bank organized and existing under the laws of the State of Ohio, hereinafter referred to as "the Bank", and Philip William Kinley, a Key Employee and the Executive of the Bank, hereinafter referred to as "the Executive".

      The Executive has been in the employ of the Bank for several years and has now and for years past faithfully served the Bank. It is the consensus of the Board of Directors of the bank (the Board) that the Executive's services have been of exceptional merit, in excess of the compensation paid and an invaluable contribution to the profits and position of the Bank in its field of activity. The Board further believes that the Executive's experience, knowledge of corporate affairs, reputation and industry contacts are of such value and his continued services are so essential to the Bank's future growth and profits that it would suffer severe financial loss should the Executive terminate his services.

      Accordingly, it is the desire of the Bank and the Executive to enter into this Agreement under which the Bank will agree to make certain payments to the Executive upon his retirement and, alternatively, to his beneficiary(ies) in the event of his premature death while employed by the Bank.

      It is the intent of the parties hereto that this Agreement be considered an arrangement maintained primarily to provide supplemental retirement benefits for the Executive, as a member of a select group of management or highly-compensated employees of the Bank for purposes of the Employee Retirement Security Act of 1974 (ERISA). The Executive is fully advised of the Bank's financial status and has had substantial input in the design and operation of this benefit plan.

      Therefore, in consideration of the Executive's services performed in the past and those to be performed in the future and based upon the mutual promises and covenants herein contained, the Bank and the Executive, agree as follows:

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I.    DEFINITIONS

      A.    Effective Date:

            The Effective Date of this Agreement shall be March 28, 1995.

      B.    Plan Year:

            Any reference to "Plan Year" shall mean a calendar year from January 1 to December 31. In the year of implementation, the term "Plan Year" shall mean the period from the effective date to December 31 of the year of the effective date.

      C.    Retirement Date:

            Retirement Date shall mean retirement from service with the Bank which becomes effective on the first day of the calendar month following the month in which the Executive reaches his sixty-fifth
            (65th) birthday or such later date as the Executive may actually retire.

      D.    Termination of Service:

            Termination of Service shall mean voluntary resignation of service by the Executive or the Bank's discharge of the Executive without cause [as defined in subparagraph III (D) hereinafter], prior to the Normal Retirement Age [described in subparagraph I (J) hereinafter].

      E.    Pre-Retirement Account:

            A Pre-Retirement Account shall be established as a liability reserve account on the books of the Bank for the benefit of the Executive. Prior to termination of service or the Executive's retirement, such liability reserve account shall be increased or decreased each Plan Year (including the Plan Year in which the Executive ceases to serve on the Board) by an amount equal to the annual earnings or loss for that Plan Year determined by the Index [described in subparagraph I
            (G) hereinafter], less the Opportunity Cost for that Plan Year [described in subparagraph I (H) hereinafter].

      F.    Index Retirement Benefit:

            The Index Retirement Benefit for the Executive for any year shall be equal to the excess of the annual earnings (if any) determined by the Index [subparagraph I (G)] for that Plan Year over the Opportunity Cost [subparagraph I (H)] for that Plan Year.

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      G.    Index:

            The Index for any Plan Year shall be the aggregate annual after-tax income from the life insurance contracts described hereinafter as defined by FASB Technical Bulletin 85-4. This Index shall be applied as if such insurance contracts were purchased on the effective date hereof.

            Insurance Company:        Alexander Hamilton Life Insurance Company
            Policy Form:              Flexible Premium Adjustable Life Insurance
            Policy Name:              Universal Life
            Insured's Age, Sex:       35, Male
            Riders:                   None
            Ratings:                  None
            Option:                   Option A
            Face Amount:              $369,000
            Premiums Paid:            $95,000
            No. of Premium Payments:  One
            Assumed Purchase Date:    March 28, 1995

            If such contracts of life insurance are actually purchased by the Bank then the actual policies as of the dates they were purchased shall be used in calculations under this Agreement. If such contracts of life insurance are not purchased or are subsequently surrendered or lapsed, then the Bank shall receive annual policy illustrations that assume the above described policies were purchased from the above named insurance company(ies) on the Effective Date from which the increase in policy value will be used to calculate the amount of the Index.

            In either case, references to the life insurance contract are merely for purposes of calculating a benefit. The Bank has no obligation to purchase such life insurance and, if purchased, the Executive and his beneficiary(ies) shall have no ownership interest in such policy and shall always have no greater interest in the benefits under this Agreement than that of an unsecured general creditor of the Bank.

      H.    Opportunity Cost:

            The Opportunity Cost for any Plan Year shall be calculated by taking the sum of the amount of premiums set forth in the Indexed policies described above plus the amount of any benefits paid to the Executive pursuant to this Agreement (Paragraph III hereinafter) plus the amount of all previous years after-tax Opportunity Cost, and multiplying that sum by the average after-tax yield on a 90-day Treasury bill for the Plan Year.

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      I.    Change Of Control:

            Change of control shall be deemed to be the cumulative transfer of more than fifty percent (50%) of the voting stock of the Bank holding company from the Effective Date of this Agreement. For the purposes of this Agreement, transfers on account of deaths or gifts, transfers between family members or transfers to a qualified retirement plan maintained by the Bank shall not be considered in determining whether there has been a change in control.

      J.    Normal Retirement Age:

            Normal Retirement Age shall mean the date on which the Executive attains age sixty-five (65).

II.   EMPLOYMENT

      No provision of this Agreement shall be deemed to restrict or limit any existing employment agreement by and between the Bank and the Executive, nor shall any conditions herein create specific employment rights to the Executive nor limit the right of the Employer to discharge the Executive with or without cause. In a similar fashion, no provision shall limit the Executive's rights to voluntarily sever his employment at any time.

III.  INDEX BENEFITS

      The following benefits provided by the Bank to the Executive are in the nature of a fringe benefit and shall in no event be construed to effect nor limit the Executive's current or prospective salary increases, cash bonuses or profit-sharing distributions or credits.

      A.    Retirement Benefits:

            Should the Executive continue to be employed by the Bank until his "Normal Retirement Age" defined in subparagraph I (J), he shall be entitled to receive the balance in his Pre-Retirement Account [as defined in subparagraph I (E)] in ten (10) equal annual installments commencing thirty (30) days following the Executive's Retirement Date. In addition to these payments, commencing with the Plan Year in which the Executive attains his Retirement Date, the Index Retirement Benefit [as defined in subparagraph I (F) above] for each year shall be paid to the Executive until his death. However, in any Plan Year the benefit payable under this Agreement, plus benefits received from any qualified retirement plans, shall

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            not exceed seventy percent (70%) of the Executive's final
            compensation. For purposes of this agreement, "benefits received from any qualified retirement plans" shall mean only that portion of the qualified plan benefits that are attributable to Bank contributions to the plan. Benefits attributable to contributions by the Executive shall not be considered in the benefit calculation.

      B.    Termination of Service:

            Subject to subparagraph III (D) hereinafter, should the Executive suffer a termination of service [defined in subparagraph I (D)], he shall be entitled to receive, upon attaining Normal Retirement Age [subparagraph I (J)], the appropriate percentage from the following table times the balance in the Pre-Retirement Account paid over ten
            (10) years in equal installments commencing at the Retirement Date [subparagraph I (C)]. In addition to these payments, the appropriate percentage from the following table times the Index Retirement Benefit for each year shall be paid to the Executive until his death:

           Vesting Schedule
-------------------------------------
   Total Years of            Vested
Service with the Bank      Percentage
---------------------      ----------
       0-5                     0%
        6                     20%
        7                     40%
        8                     60%
        9                     80%
       10                    100%

      C.    Death:

            Should the Executive die prior to having received the full balance of the Pre-Retirement Account, the unpaid balance of the Pre-Retirement Account shall be paid in a lump sum to the beneficiary selected by the Executive and filed with the Bank. In the absence of or a failure to designate a beneficiary, the unpaid balance shall be paid in a lump sum to the personal representative of the Executive's estate.

      D.    Discharge for Cause:

            Should the Executive be discharged for cause at any time prior to his Retirement Date, all Index Benefits under this Agreement [subparagraphs III (A), (B) or (C)] shall be forfeited. The term "for cause" shall mean

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            gross negligence or gross neglect or the commission of a felony or gross-misdemeanor involving moral turpitude, fraud, dishonesty or willful violation of any law that results in any adverse effect on the bank. If a dispute arises as to discharge "for cause", such dispute shall be resolved by arbitration as set forth in this Agreement.

      E.    Disability:

            Upon total and permanent disability, the Executive shall become immediately one hundred percent (100%) vested. The Executive shall immediately begin receiving the benefits defined in subparagraph III
            (A). Total and permanent disability shall be determined by the Bank's board of directors. Should a dispute arise, it shall be settled by arbitration as described in Section VII.

      F.    Death Benefit:

            Except as set forth above, there is no death benefit provided under this Agreement.

IV.   RESTRICTIONS UPON FUNDING

      The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement. The Executive, his beneficiary(ies) or any successor in interest to him shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

      The Bank reserves the absolute right at its sole discretion to either fund the obligations undertaken by this Agreement or to refrain from funding the same and to determine the exact nature and method of such funding. Should the Bank elect to fund this Agreement, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall the Executive be deemed to have any lien or right, title or interest in or to any specific funding investment or to any assets of the Bank.

      If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

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V.    CHANGE OF CONTROL

      Upon a Change of Control [as defined in subparagraph I (I) herein], if the Executive's employment is subsequently terminated then he shall receive the benefits promised in this Agreement upon attaining Normal Retirement Age, as if he had been continuously employed by the Bank until that time. The Executive will also remain eligible for all promised death benefits in this Agreement. In addition, no sale, merger or consolidation of the Bank shall take place unless the new or surviving entity expressly acknowledges the obligations under this Agreement and agrees to abide by its terms.

VI.   MISCELLANEOUS

      A.    Alienability and Assignment Prohibition:

            Neither the Executive, his widow nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or his beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

      B.    Binding Obligation of Bank and any Successor in Interest:

            The Bank expressly agrees that it shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under this Agreement. This Agreement shall be binding upon the parties hereto, their successors, beneficiary(ies), heirs and personal representatives.

      C.    Revocation:

            It is agreed by and between the parties hereto that, during the lifetime of the Executive, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written assent of the Executive and the Bank.

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      D.    Gender:

            Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

      E.    Effect on Other Bank Benefit Plans:

            Nothing contained in this Agreement shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank's existing or future compensation structure.

      F.    Headings:

            Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

      G.    Applicable Law:

            The validity and interpretation of this Agreement shall be governed by the laws of the State of Ohio.

VII.  ERISA PROVISION

      A.    Named Fiduciary and Plan Administrator:

            The "Named Fiduciary and Plan Administrator" of this plan shall be The Commercial Savings Bank until its' removal by the Board. As Named Fiduciary and Administrator, The Commercial Savings Bank shall be responsible for the management, control and administration of the Salary Continuation Agreement as established herein. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

      B.    Claims Procedure and Arbitration:

            In the event a dispute arises over benefits under this Agreement and benefits are not paid to the Executive (or to his beneficiary in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Plan Administrator named above within ninety (90) days from the date payments are refused.

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            The Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within ninety (90) days of receipt of such claim their specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Plan Administrator fails to take any action within the aforesaid ninety-day period.

            If claimants desire a second review they shall notify the Plan Administrator in writing within ninety (90) days of the first claim denial. Claimants may review this Agreement or any documents relating thereto and submit any written issues and comments they may feel appropriate. In his sole discretion, the Plan Administrator shall then review the second claim and provide a written decision within ninety (90) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of this Agreement upon which the decision is based.

            If claimants continue to dispute the benefit denial based upon completed performance of this Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final arbitration. Said Board shall consist of one member selected by the claimant, one member selected by the Bank, and the third member selected by the first two members. The Board shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board with respect to any controversy properly submitted to it for determination.

            Where a dispute arises as to the Bank's discharge of the Executive "for cause", such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

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      IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the 28th day of March, 1995 and that, upon execution, each has received a conforming copy.

                                     THE COMMERCIAL SAVINGS BANK

/s/ Bernard E. Mc Coy                By: /s/ R. E. Graves Pres.
--------------------------               ----------------------------
Witness                                                 Title

/s/ Bernard E. Mc Coy                By: /s/ Philip William Kinley
--------------------------                  -------------------------
Witness                                     Philip William Kinley

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